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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Experts", "Summary Historical Consolidated Financial Data", "Selected Historical Consolidated Financial Data" and "Selected Unaudited Pro Forma Condensed Consolidated Financial Data" and to the use of our report dated February 25, 2004, in the Registration Statement (Form S-1 No. 333-115513) and related Prospectus of Oglebay Norton Company for the registration of 62,652 subscription rights, 5,012,160 shares of its series A convertible preferred stock and 5,536,029 shares of its reorganized common stock.

                                                      /s/ Ernst & Young LLP
Cleveland, Ohio
November 18, 2004